                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              FLANDERS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

                        [FLANDERS CORPORATION LETTERHEAD]


                                November 18, 1998


Dear Shareholders:

        You are cordially invited to attend the annual meeting of the shareholders of Flanders Corporation to be held at 531 Flanders Filters Road, Washington, North Carolina 27889 on December 10, 1998, at 10:00 a.m. local time. The purpose of the annual meeting is:

        1.     To elect four directors of the Company;

        2. To ratify the appointment of McGladrey & Pullen, L.L.P. as the Company's independent auditors for fiscal year 1998; and

        3. To transact any other business that may properly be presented at the annual meeting.

        If you were a shareholder of record at the close of business on November 13, 1998, you may vote at the annual meeting. A plurality of the votes cast at the annual meeting is required to elect a director. The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting is needed for approval of any other proposals. The Board of Directors believes the adoption of the above-described proposals is in the best interest of the Company and its shareholders.

        Whether or not you expect to attend the annual meeting, and regardless of the number of shares you own, we urge you to read the attached proxy statement and to promptly date, sign and mail the enclosed proxy card in the envelope provided.

                                         Sincerely,


                                         /s/ ROBERT R. AMERSON

                                         Robert R. Amerson
                                         President and Chief Executive Officer

                          [FLANDERS CORPORATION LOGO]

                              FLANDERS CORPORATION
           531 FLANDERS FILTERS ROAD, WASHINGTON, NORTH CAROLINA 27889

                      ------------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                          -----------------------------


        The annual meeting of the shareholders of Flanders Corporation will be held at 531 Flanders Filters Road, Washington, North Carolina 27889, on December 10, 1998, at 10:00 a.m. local time. At the annual meeting, you will be asked to:

        1.     Elect four directors of the Company;

        2. Ratify the appointment of McGladrey & Pullen, L.L.P. as the Company's independent auditors for fiscal year 1998; and

        3. Transact any other business that may properly be presented at the annual meeting.

        If you were a shareholder of record at the close of business on November 13, 1998, you may vote at the annual meeting and at any postponements or adjournments thereof.

        You are cordially invited to attend the annual meeting. Your vote is important. If you plan to attend the annual meeting, please notify me so that I can prepare identification for you. Whether you plan to attend or not, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, HAS BEEN PROVIDED FOR YOUR USE.


                                            Debra E. Hill
                                            Corporate Secretary

November 18, 1998

                              FLANDERS CORPORATION
                            531 Flanders Filters Road
                        Washington, North Carolina 27889

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------



GENERAL

        Flanders Corporation, a North Carolina corporation (the "Company"), is soliciting this proxy on behalf of its Board of Directors for use at the 1998 annual meeting of shareholders to be held on Thursday, December 10, 1998 at 10:00 a.m. local time, at 531 Flanders Filters Road, Washington, North Carolina 27889 and at any adjournments thereof. This proxy statement, the proxy card, and the Company's 1997 Annual Report on Form 10-K will be mailed to shareholders beginning on or about November 18, 1998.


REQUIRED VOTE

        Record holders of shares of the Company's common stock, par value $.001 per share, at the close of business on November 13, 1998 may vote at the meeting. Each shareholder has one vote for each share of common stock the shareholder owns. At the close of business on November 13, 1998, there were 25,163,339 shares of common stock outstanding.

        Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting who will also determine whether or not a quorum is present. The Company's bylaws provide that the holders of a majority of the issued and outstanding shares of the Company entitled to vote, represented in person or by proxy, constitute a quorum at any shareholders' meeting. Abstentions and broker non-votes are counted as present for establishing a quorum but as unvoted for determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.


VOTING OF PROXIES

        Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies "for " the Board's nominees and "for" the ratification of the appointment of McGladrey & Pullen, L.L.P. as the Company independent auditors for the 1998 fiscal year. The Company does not know of any other business that may be presented at the annual meeting. If a proposal other than the two listed in the Notice is presented at the annual meeting, your signed proxy card gives authority to Robert R. Amerson and Steven K. Clark to vote your shares on such matters in their discretion.

PROPOSAL ONE -- ELECTION OF DIRECTORS

GENERAL

        The Board has nominated four directors for election at the 1998 annual meeting. If you elect them, they will hold office until the next annual meeting, until their successors are elected and qualified, or until they retire. Cumulative voting is not permitted in the election of directors. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the nominees. If any of the nominees is unable to serve as a director, your proxy may be voted for another person nominated by the Board to fill that vacancy, or the Board may reduce the number of directors to be elected. The following information concerning each nominee is as of November 18, 1998.

INFORMATION REGARDING NOMINEES FOR DIRECTORS

        The nominees for directors of the Company are as follows:

ROBERT R. AMERSON. Mr. Amerson, age 48, has been President and Chief Executive Officer of the Company since 1987. Mr. Amerson is also a director, a position he has held since 1988. Mr. Amerson joined the Company in 1987 as Chief Financial Officer. Mr. Amerson has a Bachelor of Science degree in Business Administration from Atlantic Christian College.

STEVEN K. CLARK. Mr. Clark, age 45, was named as Vice President and Chief Financial Officer of the Company as of December 15, 1995, and a director of the Company as of December 29, 1995. Mr. Clark acted as a consultant to the Company from November 15, 1995 through December 15, 1995. From July 1992 through October 1995, he was the Chief Financial Officer of Daw Technologies, Inc., a specialty cleanroom contractor and major customer of the Company. While Chief Financial Officer of Daw Technologies, Mr. Clark was late in filing a Form 3 amendment and certain Form 4s and Form 5s. He agreed to a cease and desist order with respect to these violations. No violations other than the timeliness of filing those reports were alleged by the Securities and Exchange Commission ("SEC"). Prior to this he was a senior partner of Miller & Clark, an accounting and management services firm. Mr. Clark spent four years with Price Waterhouse, and an additional four years with Arthur Andersen, both accounting firms. He is a Certified Public Accountant, has Bachelor of Arts degrees in Accounting and Political Science and a Master of Business Administration degree, all from the University of Utah.

WILLIAM H. CLARK. Mr. Clark, age 55, has been an outside director of the Company since June 1996. He is and has been since 1977, the President and owner of Bill Clark Construction Company, Inc., a construction company located in Greenville, North Carolina specializing in residential development. He is currently a member of the Business Advisory Counsel of the East Carolina University School of Business. Mr. Clark has a Bachelor of Arts degree and a Master of Business Administration degree, both from East Carolina University.

WILLIAM C. GIBBS. Mr. Gibbs, age 40, is nominated to be an outside director of the Company. As of December 1998, Mr. Gibbs is Vice President in charge of Corporate Development at Evans & Sutherland Computer Corporation. From 1990 until December 1998, he was a partner in the law firm of Snell & Wilmer, LLP. Mr. Gibbs has a Bachelor of Science Degree and Juris Doctorate, both from University of Utah. He also obtained an LL.M. in Securities Regulations from Georgetown University.

VOTE REQUIRED

        A plurality of the shares represented at the meeting is required to elect a director.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
               THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES
               FOR DIRECTOR.


IDENTIFICATION OF EXECUTIVE OFFICERS

        Set forth below is information regarding the current executive officers of the Company who are not also directors of the Company.

STEPHEN D. KLOCKE. Mr. Klocke, age 37, has been Vice President of Engineering for the Company since March 1997. He is responsible for all aspects of filter and equipment design, directs the engineering staff and is directly in charge of all product and technical literature. Mr. Klocke is a member of the Institute of Environmental Science, the primary technical standards body for this industry, where he has chaired many of the committees which make filtration and cleanroom standards. He has been with the Company since 1986 serving in various engineering capacities. Mr. Klocke received a Bachelor of Science degree in Mechanical Engineering from the University of Kentucky and a Bachelor of Arts degree in Physics from Thomas Moore College.

C.W. "ANDY" WOOD. Mr. Wood, age 59, has been Vice President of Sales for the Company since 1998 and Vice President of Sales for Precisionaire, Inc., a subsidiary of the Company, since 1982. Mr. Wood oversees all marketing and sales efforts of the Company. Mr. Wood has more than thirty years experience in the air filtration industry. Mr. Wood has an Associates Degree in Industrial Management from the Georgia Institute.


BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth certain information regarding the beneficial ownership of the Company's common stock, as of November 18, 1998, with respect to (i) each person known by the Company to own beneficially more than 5% of the common stock, (ii) each of the Company's directors, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group.


                                             SHARES OF COMMON             PERCENTAGE OF
        NAME AND ADDRESS OF                 STOCK BENEFICIALLY        OUTSTANDING SHARES OF
          BENEFICIAL OWNER                        OWNED                   COMMON STOCK(1)
------------------------------------      ----------------------     ------------------------
Robert R. Amerson (2)
  531 Flanders Filters Road
  Washington, NC  27889                          7,934,370                    28.02%

                                             SHARES OF COMMON             PERCENTAGE OF
        NAME AND ADDRESS OF                 STOCK BENEFICIALLY        OUTSTANDING SHARES OF
          BENEFICIAL OWNER                        OWNED                  COMMON STOCK(1)
------------------------------------      ----------------------     ------------------------
Steven K. Clark(2)
  531 Flanders Filters Road
  Washington, NC  27889                            5,213,088                18.41%

Dresdner Bank AG
 Jurgen Ponto - Plaza 1
 60301 Frankfurt, Germany                          1,516,300                 6.03%

Dresdner RCM Global Investors LLC
RCM Limited L.P.
RCM General Corporation
 Four Embarcadero Center
 San Francisco, CA 94111                           1,513,800                 6.02%

Stephen Klocke(3)
  531 Flanders Filters Road
  Washington, NC  27889                              109,427                  *

William H. Clark(4)
  531 Flanders Filters Road
  Washington, NC  27889                               38,069                  *

William C. Gibbs
  531 Flanders Filters Road
  Washington, NC 27889                                     0                  *

Crabbe Huson Group, Inc.(5)
  121 SW Morrison, Suite 1400
  Portland, OR 97204                               4,579,600                18.20%

C.W. "Andy" Wood
  2399 26th Avenue North
  St. Petersburg, FL  33734-7568                           0                  *

Officers and Directors as a                       13,389,479                42.44%
  Group (2), (3),(4)

----------
* Represents less than 1% of the total issued and outstanding shares of common stock.

(1) Applicable percentage of ownership is based on 25,163,339 shares of common stock outstanding as of November 18, 1998, together with all applicable options for unissued securities for such stockholders exercisable within sixty days. Shares of common stock subject to options exercisable within sixty days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 1,150,000 shares which are subject to an option to purchase such shares from the Company at $1.00 per share, 1,000,000 shares which are subject to an option to purchase such shares from the

        Company at $2.50 per share; and 1,000,000 shares which are subject to an option to purchase such shares from the Company at $7.50 per share.

(3) Includes 16,800 shares which are subject to an option to purchase such shares from the Company at $2.50 per share, 10,000 shares which are subject to an option to purchase such shares from the Company at $7.50 per share, and 10,000 shares which are subject to an option to purchase such shares from the Company at $7.125 per share.

(4) Includes 5,000 shares which are subject to an option to purchase such shares from the Company at $7.375 per share, and 5,000 shares which are subject to an option to purchase such shares from the Company at $8.50 per share.

(5) Crabbe Huson Group, Inc. is an Investment Advisor and it does not directly own any shares of the Company. It shares voting and dispositive power with respect to the 4,579,600 shares owned by approximately 72 of its clients.


OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

        During the fiscal year ended December 31, 1997, the Board of Directors met two (2) times and also executed various resolutions and written actions in lieu of meeting. All directors were in attendance at each of these meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal audit and control functions, and monitors transactions between the Company and its employees, officers and directors. The Compensation Committee administers the Company's equity incentive plans and designates compensation levels for officers and directors of the Company. The Audit Committee met two (2) times during the fiscal year 1997. The Compensation Committee met two (2) times during the fiscal year 1997.

        The sole member of the Audit Committee and the Compensation Committee is Mr. W.H. Clark. Mr. Clark is a non-employee director. Thomas T. Allan was a member of the Compensation Committee until he retired on April 21, 1998.

DIRECTOR COMPENSATION

        Directors who are Company employees receive no additional or special remuneration for serving as directors. The Company's non-employee directors are paid $500 plus out-of-pocket expenses for each meeting of the Board of Directors and certain outside directors receive options to purchase shares of common stock of the Company pursuant to the Director Option Plan described below.

DIRECTOR OPTION PLAN

        The 1996 Director Option Plan provides for the grant of stock options to outside directors of the Company who were elected or appointed after February 1, 1996, and who were not existing directors on the effective date of the plan. Each such outside director who is serving as a director on January 1 of each calendar year automatically will be granted an option to acquire up to 5,000 shares of common stock at an exercise price per share not less than the fair market value per share of common stock on such date, assuming such outside director had been serving for at least six months prior to the date of grant.

        Payment of the exercise price for options granted under the Director Option Plan may be made in cash, check or in shares of the Company's common stock. Options under the Director Option Plan are fully exercisable upon six months of the anniversary of receipt. Options granted under the Director Option Plan are not transferrable, except under limited circumstances. If the outside director optionee ceases to be an outside director other than by reason of death or disability, all unexercised options terminate three months thereafter.

        The Company has reserved 500,000 shares of its common stock for issuance under the Director Option Plan. The Director Option Plan terminates in 2006. On July 21, 1997, the Company filed a registration statement on Form S-8 registering the shares underlying the options under the Director Option Plan, which means that upon exercise of the options under the Director Option Plan the holders will receive common stock which may be sold in compliance with Rule 144 volume limitations and the Company's insider trading policy. As of November 18, 1998, there are 10,000 options outstanding under the Director Option Plan.


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth the aggregate cash compensation the Company paid for services rendered during the last three years to the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual salary, bonus and other compensation exceeded $100,000 in 1997.

                                                                                            LONG-TERM COMPENSATION
                                                                                    --------------------------------------
                                                 ANNUAL COMPENSATION                  AWARDS                       PAYOUTS
                                       ----------------------------------------     -----------                  ---------
                                                                      OTHER
                                                                      ANNUAL        RESTRICTED
 NAME AND PRINCIPAL                                                   COMPEN-          STOCK                       LTIP
      POSITION              YEAR         SALARY         BONUS         SATION          AWARDS        OPTIONS       PAYOUTS
---------------------     ---------    -----------     --------     -----------     -----------    ----------    ---------
Robert R. Amerson           1997       $ 250,000(1)       --          $5,500            --             --           --
   Chief Executive          1996       212,550            --            --              --          2,000,000       --
   Officer                  1995       128,846            --        $137,077(2)         --          1,150,000       --

Steven K. Clark             1997       $250,000(3)        --            --              --             --           --
   Chief Financial Officer  1996       150,192            --            --              --          2,000,000       --
                            1995       15,000             --            --              --          1,150,000       --

Gustavo Hernandez           1997       $250,000(4)        --            --              --             --           --
   Vice President of        1996       292,269            --            --              --             --           --
    Operations              1995       218,049            --            --              --             --           --

C.W. "Andy" Wood            1997       $169,856         4,965           --              --             --           --
   Vice President of Sales  1996       164,677          29,218          --              --             --           --
                            1995       155,071          12,500          --              --             --           --

(1) Mr. Amerson's annual salary is $250,000, plus a possible bonus each year, under his Employment Agreement, as amended. See "Employment Agreements."

(2) Represents compensation paid by the Company to Flanders Equity Corporation, a company owned principally by Mr. Amerson.

(3) Mr. Clark commenced his employment with the Company as of December 15, 1995. Mr. Clark's annual salary is $250,000, plus a possible bonus each year, under his Employment Agreement, as amended. See "Employment Agreements."

(4) Mr. Hernandez retired as the Vice President of Operations of the Company and as the President of Precisionaire on December 31, 1997. Mr. Hernandez retired as director of the Company on April 6, 1998.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth the aggregate number and value of stock options exercised during the last year by the Company's Chief Executive Officer and by each of the Company's other executive officers whose annual salary, bonus and other compensation exceeded $100,000.


                                                                                       Value of
                                                                   Number of          Unexercised
                                                                  Unexercised        In-the-Money
                                                                  Options at       Options at Fiscal
                                                                Fiscal Year-End        Year-End
                       Shares Acquired                           Exercisable/        Exercisable/
Name                     on Exercise        Value Realized       Unexercisable       Unexercisable
----                     -----------        --------------       -------------       -------------
Robert R. Amerson            --                   --             3,150,000/--      $17,987,500/--
Steven K. Clark              --                   --             3,150,000/--       17,987,500/--
Gustavo Hernandez            --                   --                    --/--               --/--
C.W. "Andy" Wood             --                   --                    --/--               --/--


EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Messrs. Amerson and S. K. Clark effective as of December 15, 1995 ("Employment Agreements"). The Employment Agreements, as amended, provide for an annual base salary of $250,000 for both Mr. Amerson and Mr. Clark and terminate in 2005. The Employment Agreements also provide that the executive shall be entitled to the following termination payments: (i) 100% of his current base salary if the employment is terminated as a result of his death or disability, (ii) up to 200% of his current base salary if the employment is terminated by the Company for any reason other than death, disability or for cause, or (iii) up to 250% of the executive's gross income during the year preceding his termination if the Employment Agreement is terminated by the executive for good reason or by the Company for any reason other than death, disability or cause and the termination occurs within two years after a change of control of the Company has occurred.

LONG-TERM INCENTIVE PLAN

        In 1996, the Company adopted the Long-Term Incentive Plan ("LTI Plan") to assist the Company in securing and retaining key employees and consultants. The LTI Plan authorizes grants of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), performance shares, restricted stock awards, dividend equivalents or other stock-based awards to individuals who are officers, key employees or outside consultants of the Company. There are 1,986,800 shares of common stock reserved for award under the LTI Plan. On July 21, 1997, the Company filed a registration statement on Form S-8 registering the shares underlying the options under the LTI Plan, which means that upon exercise of the options granted under the LTI Plan (i) certain holders will receive unrestricted stock, which may be sold at any time so long as the sale is in compliance with the Company's insider trading policy, if applicable, and (ii) certain holders will receive common stock which may be sold in compliance with Rule 144 volume limitations and the Company's insider trading policy.

        The Plan is administered by the Compensation Committee. The Compensation Committee determines the total number and type of award granted in any year, the number and selection of employees or consultants to receive awards, the number and type of awards granted to each grantee and the other terms and provisions of the awards, subject to the limitations set forth in the LTI Plan.

        Stock Option Grants. The Compensation Committee has the authority to select individuals who are to receive options under the LTI Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the exercise price (which must be at least equal to the fair market value of the common stock on the date of grant with respect to incentive stock options), the vesting provisions and the option term. Unless otherwise provided by the Compensation Committee, any option granted under the LTI Plan expires the earlier of ten years from the date of grant or, three months after the optionee's termination of service with the Company if the termination of employment is attributable to (i) disability, (ii) retirement, or (iii) any other reason, or 15 months after the optionee's death. As of November 18, 1998, there are 424,520 options outstanding under the LTI Plan.

        Stock Appreciation Rights. The Compensation Committee may grant SARs separately or in tandem with a stock option award. A SAR is an incentive award that permits the holder to receive (per share covered thereby) an amount equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value of such share on the date the SAR was granted. Under the LTI Plan, the Company may pay such amount in cash, in common stock or a combination of both. Unless otherwise provided by the Compensation Committee at the time of grant, the provisions of the LTI Plan relating to the termination of employment of a holder of a stock option will apply equally, to the extent applicable, to the holder of a SAR. A SAR granted in tandem with a related option will generally have the same terms and provisions as the related option with respect to exercisability. A SAR granted separately will have such terms as the Compensation Committee may determine, subject to the provisions of the LTI Plan. As of November 18, 1998, no SARs are outstanding under the LTI Plan.

        Performance Shares. The Compensation Committee is authorized under the LTI Plan to grant performance shares to selected employees. Performance shares are rights granted to employees to receive cash, stock, or other property, the payment of which is contingent upon achieving certain performance goals established by the Compensation Committee. As of November 18, 1998, no performance shares are outstanding under the LTI Plan.

        Restricted Stock Awards. The Compensation Committee is authorized under the LTI Plan to issue shares of restricted common stock to eligible participants on such terms and conditions and subject to such restrictions, if any, as the Compensation Committee may determine. As of November 18, 1998, no restricted stock awards are outstanding under the LTI Plan.

        Dividend Equivalents. The Compensation Committee may also grant dividend equivalent rights to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalent rights entitle the holder to receive payments equal to dividends with respect to all or a portion of the number of shares of stock subject to an option award or SARs, as determined by the Committee. As of November 18, 1998, no dividend equivalents are outstanding under the LTI Plan.

401(K) PLAN

        The Company has a defined contribution 401(k) salary reduction plan ("401 (k) Plan"). Company employees who are at least 21 years of age are eligible to participate in the 401(k) Plan after six months of service. Eligible employees become participants in the 401(k) Plan on the earlier of the first day of the plan year or the first day of the seventh month of the plan year coinciding with or next following the date on which the employee meets the 401(k) Plan's eligibility requirements. By electing to defer a portion of his or her compensation, a participating employee may make pre-tax contributions to the 401(k) Plan, subject to limitations under the Internal Revenue Code of 1986, as amended, of up to 15% of his or her total compensation. The Company may make matching contributions to the 401(k) Plan at the discretion of its Board of Directors, up to the first 4% of compensation deferred. Participant contributions and earnings are 100% vested, while Company matching contributions vest in increments over a six-year period. Participants may alter their contribution amounts as of January 1st, April 1st, July 1st or October 1st of any year. Contributions may be withdrawn only after the participant reaches the age of 59 1/2 or in the event of retirement, death, disability, termination of service or financial hardship, with possible penalties for certain early withdrawals. The Company pays all expenses associated with administration of the 401(k) Plan.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

GENERAL

        The following report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "1933 Act") or under the Securities Exchange Act of 1934, as amended (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act or the 1934 Act.

        The Compensation Committee is composed of one independent director who has no "interlocking relationships" (as defined by the SEC.)

        The Company operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of the Company. The Company is committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives, completing acquisitions, and to business unit and overall company performance, both current and long-term.

EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee is to review and approve salaries and other compensation of the executive officers of the Company, to administer the executive officer bonus plan and stock option plans, and to review and approve stock option grants to all employees including the executive officers of the Company.

General Compensation Philosophy

        The Company's compensation philosophy is that total cash compensation should vary with the performance of the Company and any long-term incentive should be closely aligned with the interest of the stockholders. Total cash compensation for the executive officers consists of the following components:

               -   Base salary

               - An executive officer bonus that is related to growth in sales and operating earnings of the Company.

        Long-term incentives are realized through the granting of stock options to executives and key employees through the LTI Plan. The Company also has granted certain non-qualified options to its executive officers. The Company has no other long-term incentive plans for its officers and employees.

Base Salary and Executive Officer Bonus Target

        Current base salaries for the executive officers of the Company were determined by arms' length negotiations with the Board of Directors. Certain executive officers have employment contracts with the Company.

Stock Options

        Stock options are granted to aid in the retention of executive and key employees and to align the interests of executive and key employees with those of the stockholders. The level of stock options granted (i.e., the number of shares subject to each stock option grant) is based on the employee's ability to impact future corporate results. An employee's ability to impact future corporate results depends on the level and amount of job responsibility of the individual. Therefore, the level of stock options granted is proportional to the Compensation Committee's evaluation of each employee's job responsibility. For example, Robert R. Amerson, as the Chief Executive Officer, has the highest level of responsibility and would typically be awarded the highest level of stock options. Stock options are granted at a price not less than the fair market value on the date granted.

                                            Respectfully submitted,

                                            COMPENSATION COMMITTEE:

                                                   William H. Clark

COMPARATIVE STOCK PERFORMANCE GRAPH(1)

        The following graph(2) shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index and the NASDAQ Non-Financial Index during the period commencing February 27, 1996 and ending September 30, 1998. The comparison assumes $100 was invested on February 27, 1996 in the Company's common stock with the reinvestment of all dividends, if any. Total shareholder returns for prior periods are not an indication of future returns.

                COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
                           AMONG FLANDERS CORPORATION
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX


                                    [GRAPH]


                                                               Cumulative Total Return
                                                   ----------------------------------------------
                                                   2/27/96      12/31/96     12/31/97     9/30/98
                                                   -------      --------     --------     -------
FLANDERS CORPORATION                    FLDR         100           380         370          160
NASDAQ STOCK MARKET (U.S.)              INAS         100           122         150          164
NASDAQ NON-FINANCIAL                    INNF         100           121         142          158



--------
        (1) This section of this proxy statement shall not be deemed to be incorporated by reference into any filing by the Company with the SEC under the 1933 Act or the 1934 Act, notwithstanding any such incorporation by reference of any other portions of this proxy statement.

        (2) The Company did not have a public market for its stock prior to its listing on the OTC Bulletin Board in February 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In November 1995, Thomas T. Allan, a former director of the Company, Robert R. Amerson and Steven K. Clark entered into an Indemnity Agreement with Flanders whereby Messrs. Allan, Amerson and Clark agreed to collectively indemnify the Company for the payment of any claims, judgments, and expenses arising from potential environmental claims made by the EPA, and $525,000 due for the settlement of the following lawsuits against the Company: Hartford Casualty Insurance Co. v. Flanders Filters, Inc., and St. Paul Fire and Marine Insurance Co. v. Flanders Filters, Inc. The indemnification is limited to $1,500,000 and in no event will any of the individuals named be required to contribute more than $500,000 each. Messrs. Allan, Amerson and Clark have complied with the Indemnity Agreement whereby payments of $525,000 were made to the respective insurance companies who are the plaintiffs in the above-described lawsuits. Messrs. Allan, Amerson and Clark have collectively borrowed $327,039 from the Company to make payments due under the Indemnity Agreement; the parties have paid the remainder in cash.

        As of April 1997, the Company purchased certain property located in Selma, North Carolina from ABB Partnership for $250,000 and assumed approximately $622,000 in debt related to the property. ABB Partnership is controlled by Robert R. Amerson. The purchase was entered into on terms believed by the Company to be fair and reasonable and generally reflective of market conditions.

        At November 18, 1998, Steven K. Clark owed the Company $2,349,372.21 (not including interest) which he borrowed to settle claims, to make certain payments under the Indemnity Agreement described above and to exercise options with Thomas T. Allan. To evidence the amount owed, effective February 11, 1997, Mr. Clark issued a note to the Company in the amount of $109,013 with interest at the variable rate of LIBOR plus 1.25% per annum (6.9% at September 5, 1997), calculated on the basis of a 360-day year and a 30-day month. Both the interest and principal due under the note are payable on February 10, 1999. On April 25, 1997, Mr. Clark issued a note to the Company in the amount of $250,000 at the above-described interest rate and both the interest and principal due under the note are payable on April 24, 1999. On September 5, 1997, Mr. Clark assumed $409,750 of Mr. Allan's debt owed to the Company, in consideration for the exercise of 163,900 options under certain option agreements between the parties. The interest rate due on the assumed loans is at the variable rate of LIBOR plus 1.25% per annum, and both the principal and interest due are payable on September 4, 1999. On April 15, 1998, Mr. Clark issued a note to the Company in the amount of $1,580,609.21 with interest at the rate of 7% per annum, calculated on the basis of a 360-day year and a 30-day month. Both interest and principal due under the note are payable on December 31, 1998.

        At November 18, 1998, Robert R. Amerson owed the Company $1,208,956.95 (not including interest) which he borrowed to settle claims, to make certain payments under the Indemnity Agreement described above and to exercise options with Thomas T. Allan. To evidence the amount owed, effective February 11, 1997, Mr. Amerson issued a note to the Company in the amount of $109,013 with interest at the variable rate of LIBOR plus 1.25% per annum, calculated on the basis of a 360-day year and a 30-day month. Both the interest and principal due under the note are payable on February 10, 1999. On April 25, 1997, Mr. Amerson issued a note to the Company in the amount of $250,000 at the above-described interest rate and both the interest and principal due under the note are payable on April 24, 1999. On September 25, 1997, Mr. Amerson assumed $409,750 of Mr. Allan's debt owed to the Company, in consideration for the exercise of 163,900 options under certain option agreements between the parties. The interest rate due on the assumed loans is at the variable rate of LIBOR plus 1.25% per annum, and both the principal and interest due are payable on September 4, 1999. On May 21, 1998, Mr. Amerson issued a note to the Company in the amount of $440,193.95 with interest at the rate of 7% per annum, calculated on the basis of a 360-day year and a 30-day month. Both interest and principal due under the note are payable on December 31, 1998.

        At November 18, 1998, the Board of Directors nominated William C. Gibbs as a Company director. Mr. Gibbs is a partner in the law firm of Snell & Wilmer which is counsel to the Company.


PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of McGladrey & Pullen, L.L.P. served as independent auditors of the Company for the fiscal year ended December 31, 1997. The Board of Directors, on the recommendation of the Audit Committee, has selected that firm to continue in the same capacity for the current fiscal year. The shareholders must ratify this selection.

        Neither McGladrey & Pullen, L.L.P., nor any of its members has any financial interest, direct or indirect, in the Company, nor has McGladrey & Pullen, L.L.P., nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer, or employee. Representatives of McGladrey & Pullen, L.L.P. may attend the meeting and may make a statement if they desire to do so.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
               THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF
               THE APPOINTMENT OF MCGLADREY & PULLEN, L.L.P. AS
               THE COMPANY'S INDEPENDENT AUDITORS.


COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

        Section 16(a) of the 1934 Act requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 1997 with all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten-percent beneficial owners.


SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

        If you wish to submit proposals to be included in the Company's 1999 proxy statement, we must receive them on or before Wednesday, July 21, 1999. Please address your proposals to Corporate Secretary, Flanders Corporation, 531 Flanders Filters Road, Washington, North Carolina 27789.

        Under the Company's bylaws, if you wish to raise a matter before the shareholders at the 1999 annual meeting:

        - You must notify the Secretary in writing by not later than September 19, 1999 but not prior to August 20, 1999.

        - Your notice must contain the specific information required by Flanders' bylaws.

Please note that these requirements relate only to matters you wish to bring before your fellow shareholders at the annual meeting. They are separate from the SEC's requirements to have your proposal included in the proxy statement.


REVOCABILITY OF PROXIES

        You may revoke your proxy by filing a written notice of revocation with the Company. You may also revoke your proxy by (1) filing a new proxy bearing a later date with the Company, or (2) by attending the meeting and voting in person.


METHOD OF PROXY SOLICITATION

        The Company is soliciting this proxy on behalf of its Board of Directors. The Company will pay the costs of soliciting the proxies. These costs will include the expenses of preparing and mailing the proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers and regularly engaged employees of the Company may also solicit proxies without additional compensation therefor.

        A list of shareholders entitled to vote will be available for examination at the meeting by any shareholder for any purpose germane to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our corporate headquarters, 531 Flanders Filters Road, Washington, North Carolina 27889.

ANNUAL REPORTS ON FORM 10-K

        The Annual Report on Form 10-K for the fiscal year ended December 31, 1997 has been enclosed with this proxy statement. Unless specifically indicated in this proxy statement, the Annual Report is not incorporated in the proxy statement and is not considered as part of the soliciting material.

                                            Debra E. Hill
                                            Corporate Secretary


Washington, North Carolina
November 18, 1998

PROXY                         FLANDERS CORPORATION                         PROXY

                       ANNUAL MEETING OF THE SHAREHOLDERS

    This Proxy is solicited on behalf of the Board of Directors which recommends a vote for all nominees and ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors.

    The undersigned hereby appoints Robert R. Amerson and Steven K. Clark, and each of them, proxies to represent the undersigned with full power of substitution at the Annual Shareholders Meeting of Flanders Corporation, to be held on December 10, 1998, at 10:00 a.m. local time at 531 Flanders Filters Road, Washington, North Carolina, 27889 and at any and all adjournments thereof.

                           UNLESS OTHERWISE INDICATED
           THIS PROXY WILL BE VOTED FOR EACH PROPOSAL SET FORTH BELOW

    1. ELECTION OF DIRECTORS. This proxy will be voted FOR each of the nominees identified in the Proxy Statement at the Annual Meeting of Shareholders unless authority to vote for one or more nominees is expressly withheld. To withhold authority for one or more individual nominees, cross out the name or names of such persons.

        [ ]  FOR all nominees

        [ ] WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee's name in the list below:

                 Robert R. Amerson      Steven K. Clark    William H. Clark
                                        William C. Gibbs
        [ ]  ABSTAIN

    2. RATIFICATION OF McGLADREY & PULLEN, L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS

        [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

             (Continued, and to be signed and dated on other side)

                          (Continued from other side)

THE PROXIES ARE AUTHORIZED TO VOTE OR OTHERWISE ACT WITH RESPECT TO SUCH OTHER BUSINESS AS IN THEIR DISCRETION MAY PROPERLY COME BEFORE THIS MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR ALL PROPOSALS.

                                                  DATED _________________ ,1998.

                                                  _____________________________

                                                  _____________________________
                                                   SIGNATURE OF SHAREHOLDER(S)

                                                  Note: Signature should agree
                                                  with the name on stock
                                                  certificate as printed
                                                  thereon. Executors,
                                                  administrators and fiduciaries
                                                  should so indicate when
                                                  signing.

                                                  [ ] I plan to personally
                                                  attend the Annual Meeting of
                                                  the Shareholders

       PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
                                   THANK YOU.